EXHIBIT 31.1

Rule 13a-14(a)/15d-14(a) Certification

I, Scott M. Boruff, certify that:

1.

I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended July 31, 2017 of Grasshopper Staffing, Inc.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 9, 2018	/s/ Scott M. Boruff Scott M. Boruff, Chief Executive Officer, principal executive officer, principal financial and accounting officer